SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2007

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On August 1, 2007, Sunrise Telecom Incorporated (the "Company") issued a press release regarding its preliminary, unaudited financial results for the quarter ended June 30, 2007. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including quotations, sales and gross margins expectations for the third quarter of 2007, statements concerning the Company's status as to the completion of the restatement of its financial statements for the fiscal years 2001 through 2005, and statements concerning Sunrise Telecom’s expectations to become current with its SEC filings in the third quarter of 2007, in the press release.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: August 3, 2007	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

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EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on August 1, 2007 announcing preliminary, unaudited financial results for the three months ended June 30, 2007.

Sunrise Telecom Incorporated
Richard D. Kent                                                                                                                 Kate Sidorovich
Chief Financial Officer                                                                                                              Investor Relations
(408) 363-8000                                                                                                                  (415) 445-3236

SUNRISE TELECOM® REPORTS $23.3 MILLION SALES FOR SECOND QUARTER OF 2007
· Preliminary GAAP loss from operations of $2.9 million
· Third quarter 2007 sales projected between $20 million and $25 million
· Backlog at quarter end of $12.4 million

SAN JOSE, CA, August 2, 2007 - Sunrise Telecom® Incorporated (OTC: SRTI.PK), a leading provider of service verification equipment for telecommunications, cable broadband and Internet networks, today reported sales of $23.3 million for the second quarter of 2007, up 5% compared to $22.3 million in the second quarter of 2006 and up 15% sequentially from $20.2 million in the first quarter of 2007. Please note that first quarter revenues, originally reported at $19.8 million, were subsequently adjusted upwards by $0.4 million to reflect a third-party sale that was incorrectly recorded as an inter-company transaction.

Preliminary diluted GAAP net loss per share was $(0.05). Backlog at quarter-end was $12.4 million, compared with $20.4 million at the end of the second quarter of 2006 and $15.6 million at the end of the first quarter of 2007. All financial information other than revenue and backlog that is presented in this release should be considered preliminary, as Sunrise Telecom has not yet completed the restatements of its historical financial results, and those restatements may affect reported results. Further, this financial information has not been subjected to completed audit or review procedures by our independent auditor.

“Sales growth, in the second quarter, was driven by strong performance of our broadband testing products in North America and several large orders from our customers in Europe and Asia,” said Sunrise Telecom President and CEO, Paul Marshall. “At the same time, sales of wireline and optical products in North America were softer than expected. As a result, our second quarter revenues came in at the bottom of the guidance range.”

“I am particularly pleased with the traction of our new products targeting triple play applications. The Voice and Video Suite on the SunSet MTT platform and the Metro module on the STT platform - both introduced in the first quarter of 2007 - are attracting a lot of attention with major carriers worldwide. Our goal is to be the technological leader in triple play testing and to work closely with our customers to provide features that will help them accelerate deployment of new services while ensuring high quality to their subscribers,” concluded Paul Marshall.

Wireline

Wireline product sales were $7.5 million, up 4% year-over-year and 27% sequentially. Wireline revenues were driven by sales of the SunSet MTT product, including the new module - Voice and Video Test Suite, which delivers integrated VoIP and IPTV testing in a single, compact unit. During the quarter, Sunrise Telecom won a contract for the Voice and Video module with a major Latin American service provider and continued shipments to a large European carrier pursuant to an order received in the first quarter of 2007. The new module is currently undergoing evaluation and field trials with multiple carriers worldwide.

Demand for the ADSL2+ and VDSL-ready modules for testing copper networks was strong in Europe and Asia, while softening in North America. In the second quarter, Sunrise Telecom continued shipments of copper testing modules to a leading carrier in France. “Based on the successful performance of our DSL-testing solutions in the field, this carrier has expressed interest in three additional configurations of our SS MTT product,” said Paul Marshall. “We expect for the order volume from them to continue ramping as we account for an increasingly large share of their testing budget.”

Ethernet-related applications were another important contributor to the second quarter sales of the SS MTT platform. Shipments of MTT Ethernet modules, targeting corporate applications were driven by telecom operators’ focus on the large enterprise sector. Sunrise expects that demand for Ethernet testing solutions will persist as IP services generate an increased percentage of carrier enterprise revenues.

During the quarter, Sunrise Telecom also continued shipments of its DSL product to a leading telecom equipment manufacturer that incorporates the product into a remote network testing solution and resells to carriers worldwide.

Broadband Cable

Broadband sales were $10.4 million up 44% year-over-year and 68% sequentially. During the quarter, Sunrise Telecom shipped approximately $6 million of the CM750 handhelds to a large North American telecom operator that uses this product to test video-over-fiber installation and services. “In the early part of the year we received a number of large CM750 orders from this carrier in support of their aggressive schedule for the triple-play deployments,” said Sunrise Telecom CFO, Rick Kent. “Most of this backlog has now been shipped and invoiced. We expect for orders to resume in the fourth quarter of 2007 and beyond as the carrier expands in new markets, but the exact timing and amount of orders cannot be known with certainty.”

The cable operator business in North America accounted for a large share of total broadband revenues in the second quarter, generating over $2.3 million in sales of handheld testing tools and over $2.6 million in central office equipment, including the AT2500. The AT2500 remains one of the most popular spectrum analyzers with North American MSOs and the only product in its class to combine CATV, QAM and video measurement capabilities. Outside North America, Sunrise won a contract with a new customer in Eastern Europe for a combination of the AT2500 and a software package that delivers a full spectrum of automated broadband performance verification. Shipments under this contract are expected to commence in the third quarter of 2007.

Fiber Optics

Fiber optics revenues were $5.0 million during the second quarter of 2007, down 27% year-over-year and 29% sequentially. Despite the sequential revenue decline, demand for Sunrise optical products, especially the Scalable Test Toolkit® (STT) remains strong. “Carriers are investing heavily in the metro portion of their networks to support the increased bandwidth requirements at the customer sites driven by ongoing triple play deployments. Our STT platform supports carrier initiatives by addressing a wide range of metro network testing needs - from fiber optics to Quality of Service. However, even as demand ramps up we expect to observe lumpiness in STT revenues given high ASPs and large order sizes, typical for this product,” said Rick Kent.

During the quarter, Sunrise Telecom secured another standardization win for its STT Metro solution, signing on a major German provider of network equipment and integration services. Initial shipments to this customer are expected in the third quarter of 2007. Also, in the second quarter Sunrise Telecom received its first order from a large North American telecom operator for the STT 10 Gigabit Ethernet Module.

On the handheld side, Sunrise Telecom continued shipments of SunSet 10G+ handhelds to a major Australian carrier under an earlier standardization win. Sunrise Telecom also shipped close to $1 million of its SDH handheld testing tools to carriers in Korea and China.

Protocol

Protocol products generated second quarter 2007 revenues of $0.4 million, down 70% year-over-year and 67% sequentially. The protocol group entered the third quarter with a solid pipeline of business with carriers in Europe and Latin America. Backlog at the end of the second quarter of 2007 included a material follow-on order from a large German wireless provider, which standardized on Sunrise Telecom’s Traffic Analysis and Monitoring System (TAMS) in 2006.

Financial Results Summary
(In thousands, except per share and percentage data, unaudited)
For the Three Months Ended
June 30, 2007

Selected Income Statement Data (preliminary)

Net sales	$23,322
Loss from operations	$(2,943)
Net income	$(2,318)
Diluted earnings per share	$(0.05)
Shares outstanding (diluted)	51,349
Gross profit percentage	59%

Backlog at end of quarter	$12,425

Selected Consolidated Balance Sheet Data (preliminary)
June 30, 2007

Cash and cash equivalents	$15,033
Short-term investments	2,553
Accounts receivable, net of allowance of $721	16,603
Inventories	19,821
Short-term borrowings and current portion of notes payable	172
Accounts payable	3,157
Other accrued expenses	12,668
Deferred revenue	3,066
Notes payable, less current portion	464

These results are preliminary and subject to change because they do not reflect the potential impact of expected restatements of financial results since 2001, nor has this financial information been subjected to completed audit or review procedures, by our independent auditor.

Second Quarter Financial Highlights

In the second quarter of 2007, Sunrise Telecom reported preliminary gross margin of 59%, down from 65% in the first quarter of 2006 and 68% in the second quarter a year ago. The decline in gross margin was driven by the specifics of the product mix. “This quarter was characterized by an unusually strong performance in our broadband cable group driven by strong demand from North American cable operators as well as a $6 million shipment of CM750 handhelds to one of our largest telco customers. At the same time, sales of fiber optical products were down, reflecting the lumpiness of the order flow in this group. Our fiber optical solutions, especially the STT product family, are characterized by high ASPs and high margins, whereas margins of our CM handhelds are typically below the company’s average. Strong contribution of the CM750s to overall sales, combined with under performance in the optics group led to a drop in margins during the quarter. We expect that in the third quarter of 2007, gross margins will recover from their current levels and fluctuate in the 62% to 67% range depending on the product mix,” said Rick Kent. Preliminary second quarter 2007 loss from operations was $2.9 million, reflecting lower than expected gross margin.

Outlook

Said Paul Marshall, “Based on our current backlog and order expectations we forecast third quarter sales to be in the $20 to $25 million range. The overall communications testing market remains strong, and we believe that Sunrise is addressing the key growth sectors of the market including VoIP, IPTV, 10Gig Ethernet, Ethernet over SONET/SDH, and others.”

Status of SEC filings

Sunrise Telecom has previously announced that it anticipates filing its past due periodic reports and becoming current in its periodic reporting with the Securities and Exchange Commission by the end of the third quarter of 2007. The company anticipates that it will accomplish its goal.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Sunrise Telecom offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling links. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors worldwide. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations, sales and gross margin expectations for the third quarter of 2007, and statements concerning Sunrise Telecom’s expectations to become current with its SEC filings in the third quarter of 2007. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the unknown effects of management changes; the loss of key personnel; competition from former employees; the results of Sunrise Telecom's review of its stock option grant practices and the corresponding timing for filing its restated financial statements; other accounting adjustments that may result from review of Sunrise Telecom's financial statements for the periods in question; the ramifications of Sunrise Telecom's inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including shareholder litigation and any action by the SEC; any negative tax or other implications for Sunrise Telecom resulting from accounting adjustments and other factors; and protracted litigation, which could disrupt Sunrise Telecom’s normal business operations. Some of these risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the SEC, including, but not limited to, its 2004 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (preliminary)
(In thousands, except per share data, unaudited)

Three Months Ended Mar. 31,

2007

Net sales	$23,322
Cost of sales	9,515
Gross profit	13,807

Operating expenses:
Research and development	5,605
Selling and marketing	6,902
General and administrative	4,243
Total operating expenses	16,750

Loss from operations	(2,943)
Other income, net	350

Loss before income taxes	(2,593)
Income tax expense	(275)

Net loss	$(2,318)

Earnings per share:
Basic and diluted	$(0.05)

Shares used in per share computation:
Basic and diluted	51,349

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS (preliminary)
(In thousands, unaudited)

	Three Months Ended
	June 30,		Mar. 31,		June 30,
	2007		2007		2006
By Product:
Wireline access	$7,472	32%	$5,865	29%	$7,183	32%
Cable broadband	10,421	44%	6,202	31%	7,234	33%
Fiber optics	5,034	22%	6,906	34%	6,532	29%
Protocol	395	2%	1,283	6%	1,333	6%
	$23,322		$20,256		$22,282

	Three Months Ended
	June 30,		Mar. 31,		June 30,
	2007		2006		2006
By Region:
North America (United States and Canada)	$13,605	58%	$8,749	43%	$11,037	50%
Asia Pacific	6,818	29%	4,155	21%	5,013	23%
Europe/Africa/Middle East	2,241	10%	6,631	33%	5,465	24%
Latin America	658	3%	721	4%	767	3%
	$23,322		$20,256		$22,282

SUMMARY OF CERTAIN NONCASH EXPENSES (preliminary)
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

Three Months Ended
June 30,
2007

Share based compensation:
Included in cost of sales	$8
Included in research and development	40
Included in selling and marketing	50
Included in general and administrative	30
$128

Amortization of acquisition-related intangible assets included in general and administrative	$50